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                                         EXHIBIT 11
                                      PG&E CORPORATION
                          COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                         Three Months Ended March 31,
                                                       ----------------------------------
(in millions, except per share amounts)                      1999          1998
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
BASIC EARNINGS PER SHARE (EPS) (1)

Earnings available for common stock                         $    156      $    139
                                                            ========      ========
Average common shares outstanding                                373           381
                                                            ========      ========
Basic EPS                                                   $     42      $     36
                                                            ========      ========

DILUTED EARNINGS PER SHARE (EPS) (1)

Earnings available for common stock                         $    156      $    139
Less: assumed cash settlement of forward
  contract that may be settled in Company
  stock or cash                                                   19             -
                                                            --------      --------
Earnings available for common stock as
  adjusted                                                       137           139
                                                            ========      ========



Average common shares outstanding                                373           381
Add: outstanding options, reduced by the
  number of shares that could be
  repurchased with the proceeds from
  such exercise (at average market price)                          2             1
                                                            --------      --------
Average common shares outstanding as
  adjusted                                                       375           382
                                                            ========      ========
Diluted EPS                                                 $    .37      $    .36
                                                            ========      ========



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

(1)  This presentation is submitted in accordance with Item 601(b)(11) of Regulation S-K and
Statement of Financial Accounting Standards No. 128.
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